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                                                                    EXHIBIT 10.8




CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.


                                   AMENDMENT NO. 1
                     TO THE PROCUREMENT AND TRAFFICKING AGREEMENT
             BY AND BETWEEN DIGITAL EQUIPMENT CORP. AND DOUBLECLICK INC.
                               DATED DECEMBER 16, 1996


Effective immediately DoubleClick will be Alta Vista's exclusive representative (except as outlined below) for the sale and placement of banner advertising on the Digital Web site (WWW.ALTAVISTA.DIGITAL.COM). The exception would be when Digital has an agreement with another company that provides content for certain co-branded pages that are liked to the Digital web site.

The term of the agreement will be extended to three years from the commencement date (December 16, 1996), with the same provisions for early termination by either party for any reason after six (6) months from the effective date of this amendment or not less than ninety (90) days prior written notice to the other party. The agreement shall be assumed by, and be binding upon, all successors and assigns upon a Change in Control of Digital Equipment Corporation or the Alta Vista web site or search engine ("Alta Vista"). The term "Change in Control" shall mean any change in control by way of merger, consolidation, reorganization, restructuring or the acquisition of all or substantially all of the assets of Digital or Alta Vista or the sale or other transfer or disposition of a majority of the equity of Digital or Alta Vista.

DoubleClick shall pay Digital, and Digital agrees to accept, * of the Net Revenues generated on advertising banners delivered during the remaining term of this agreement and DoubleClick shall retain * of the Net Revenues.


FOR: Digital Equipment Corporation           FOR:  DoubleClick Inc.

By:  /s/ Robert E. Hult                      By:  /s/ Kevin P. Ryan
    -------------------                          ------------------
     (Authorized Signatory)                       (Authorized Signatory)

Name:   Robert E. Hult                       Name:   Kevin Ryan
      ----------------                             ----------------

Title:  V.P. & General Manager               Title:  President
       -----------------------                      -------------------

Date:  7/JAN/98                              Date:  7/JAN/98
      ---------                                    ---------

* Represents material which has been redacted pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.